UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38917	82-3364020
(State of incorporation)	(Commission File No.)	(I.R.S. Employer ID)

850 New Burton Road, Suite 201, Dover, DE 19904

(Address of principal executive offices) (Zip Code)

972 52 437 4900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2026, BiomX Inc. (NYSE American: PHGE) (the “Company”) entered into and simultaneously closed a definitive Stock Purchase Agreement (the “SPA”) with Water IO Ltd. (“Water IO”), a publicly traded Israeli company listed on the Tel Aviv Stock Exchange, pursuant to which the Company acquired 100% of the issued and outstanding share capital of Zorro Net Ltd. (“ZorroNet”), an Israeli artificial intelligence defense technology company.

ZorroNet develops and deploys proprietary AI-powered computer vision and autonomous surveillance systems for defense, homeland security and critical infrastructure protection. Its smart software platform performs real-time autonomous threat detection, object recognition, perimeter intrusion identification and automated event-triggered response, with native integration into unmanned aerial systems (UAS/drones), alarm networks and command-and-control (C2) systems. ZorroNet’s technology is operationally deployed at Israel Defense Forces (IDF) bases, military security operations centers and critical national infrastructure sites, with active engagements with Elbit Systems Ltd (TASE/Nasdaq: ESLT) and other top Israel’s preeminent defense prime contractors.

As consideration, the Company issued to Water IO: (i) 1,300,000 shares of common stock; and (ii) a non-convertible promissory note in the amount of $1,250,000, bearing interest at the short-term applicable federal rate, payable July 7, 2026. The note is non-convertible and will not result in any additional dilution to existing stockholders.

The Company also assumed certain obligations to ZorroNet’s founders, including a performance-based earnout payable by March 31, 2027 equal to the greater of 125% of ZorroNet’s 2026 consolidated revenue or 8x 2026 consolidated EBITDA, and a commitment to retain key ZorroNet personnel for three years on no less favorable terms.

The Company has agreed to file a registration statement with the SEC within 45 days of closing covering the resale of the shares issued to Water IO.

The foregoing description of the SPA and Note are qualified in its entirety by reference to the full text thereof, filed as Exhibit 10.1 and 4.1, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 10, 2026, the Company completed the strategic acquisition of 100% of ZorroNet, a revenue-generating, operationally deployed Israeli AI defense technology company. The information set forth in Item 1.01 is incorporated herein by reference.

The acquisition is immediately accretive and adds production-deployed, revenue-generating AI-powered defense capabilities with an established customer base across military, government and homeland security end markets. The Company believes the transaction positions BiomX as a differentiated AI-first defense technology platform operating in the rapidly expanding global market for autonomous ISR, AI-enabled threat detection, smart border security and counter-drone technology.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the acquisition, the Company issued 1,300,000 shares of common stock to Water IO in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended. No general solicitation was used. A registration statement covering resale of such shares will be filed within 45 days.

Item 7.01 Regulation FD Disclosure.

On April 10, 2026, the Company issued a press release announcing the completion of its acquisition of ZorroNet, establishing BiomX as an AI-powered defense technology platform company with deployed, revenue-generating autonomous surveillance and threat detection capabilities serving military, homeland security and critical infrastructure customers. A copy of the press release is furnished as Exhibit 99.1.

The information under Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To be filed by amendment within seventy-one (71) days.

(b) Pro Forma Financial Information.

To be filed by amendment within seventy-one (71) days.

(d) Exhibits.

4.1	Form of Non-Convertible Promissory Note
10.1	Stock Purchase Agreement dated April 10, 2026
99.1	Press Release dated April 10, 2026
104	Cover Page Interactive Data File (Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: April 10, 2026	By:	/s/ Michael Oster
		Name:	Michael Oster
		Title:	CEO

3